Comp-Est and EACC Distribution Agreement
                    ----------------------------------------

This agreement states the terms and conditions agreed upon between Comp-Est Inc. and eAutoClaims.com. Upon the selling and redistributing of the Comp-Est product, the following terms and conditions will apply:

     1.   EACC has purchased 20 units for the price of $800 each.

     2. A unit is to be defined as 1 year of Com-Est estimating software, including the Motor(C) Database, Hein-Werner(C) Frame illustrations, Comp-Est for CE (handheld estimating) and x 12 communications. It will be the responsibility of Comp-Est to keep all EACC customers updated with 12 monthly updates per year. The yearly term will start upon installation of the estimating software into any specific shop sold.

     3. EACC is permitted to sell the Com-Est software to automotive repair facilities only.

     4. EACC is permitted to sell Com-Est in the United States only, with the exception of NJ without the written consent of Mike Lovullo.

     5. Upon EACC buying 20 or more units in any given month, the price will fall to $700 for the next units they purchase equal to the number of units bought the previous month. Renewals are not to be considered as a new sale and are not counted in the above pricing structure.

     6. In any month that EACC does not buy twenty units, the following month's price will be $800 per unit.

     7.   The  above  pricing   structure  is  based  upon  full  prepayment  in
          quantities of no less than 20 at a time.

     8. EACC is to provide payment to Com-Est for any of its customers up for renewal within 30 days of the renewal date. EACC may use a prepaid unit as payment for above.

     9. Upon EACC buying a minimum of 100 units within 10 months, starting November 1, 2000, and upon EACC buying an average of 15 units per month thereafter, starting July 1, 2001, will prohibit Comp-Est from letting any EACC (n the EDI or claims management business) competitor be a distributor of the Comp-Est estimating software. Comp-Est will give EACC 10 months before making any distribution agreement as mentioned above, and only after 10 months if EACC does not make the above quota.

     10. After EACC has bought 100 units, Comp-Est will agree to allow EACC to continue to buy and sell the software for a period of 10 years.

     11. Comp-Est will have no restrictions as to opening all of its electronic communications to any party in any industry. The intent of this provision is for Com-Est products to be compliant with the industry CIECA standards.

     12. Contracts are the responsibility of the company that originally sold the customer, either Com-Est or EACC. EACC agrees not to re-sell any of Comp-Est's (or any of its rep's) current customers. Comp-Est agrees not to re-sell any renewals that originated from EACC.

     13. EACC is to provide Comp-Est with the Motor, Hein-Werner, and Comp-Est End User Agreements within 30 days of the sale of any system.


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     14.  Comp-Est Inc. has the right to immediate termination of this agreement upon the buyout of EACC by any competitor of Comp-Est, any agent or company owned by a competitor, or if EACC forms a partnership to/with any competitor of Comp-Est(for example, ADP, Mitchell, CCC or any
          other   collision   estimating   software   distributor  or  affiliate
          associated with the above mentioned). This does not preclude EACC from subscribing to any of the competing estimating software companies provided it is for EACC's estimating uses only.

     15.  Comp-Est  will  provide  quality   technical  support  to  all  EACC's
          customers in a timely fashion at no additional charge to EACC or its customers.

     16. In the event that Comp-Est finds EACC in violation of any term listed, or EACC fails to keep current on any payment of any of EACC's Comp-Est customers, EACC will have 30 days to correct the situation (payment in full) or Comp-Est will have the right to immediately terminate all parts of this agreement.

     17. Comp-Est will continue to permit EACC to sell the renewals of any and all estimating customers sold by EACC for the life of the said customer. The renewal price will remain the same from Comp-Est for the life of the said customer.

     18. Comp-Est will provide the estimating disks to EACC's sold customers with the EACC logo printed on the disks. EACC will be required to pay any additional expenses associated with this added service.

     19. Comp-Est agrees to provide EACC with reasonable selling aids, but will be entitled to charge EACC for such marketing items, with exception to the customary free 30 day trial period for prospective new customers.



--------------------------------
Chris Trevethan
President/CEO
Comp-Est, Inc.




--------------------------------
Eric Seidel
President and CEO
eAutoclaims.com






MTC/ej/236772